UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): June 13, 2022

AUGUSTA GOLD CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-54653	41-2252162
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 555 – 999 Canada Place, Vancouver, BC, Canada	V6C 3E1
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (604) 687-1717

_____________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

The information contained in Item 2.01 of this Current Report is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On June 13, 2022, Augusta Gold Corp. (the “Company”) closed (the “Closing”) on its previously announced membership interest purchase agreement (the “Agreement”) with Waterton Nevada Splitter, LLC (“Waterton”) to acquire all of the outstanding membership interests (collectively, the “CR Interests”) of CR Reward LLC, a wholly-owned subsidiary of Waterton (“CR Reward”). CR Reward holds the Reward Project located just seven miles from the Company’s Bullfrog Project in Nevada.

The CR Interests were acquired for the following consideration:

(a)	$12,500,000 in cash (the “Closing Payment”) paid at the Closing; plus

(b)	the issuance of 7,800,000 shares of common stock of the Company (“Common Shares”) at the Closing (collectively, the “Initial Payment Shares”) at a deemed price per Common Share equal to $1.33, with the aggregate value of the Initial Payment Shares of $10,374,000 being the “Initial Share Value”; plus

(c)	such combination of cash and Common Shares, determined as described below, as have an aggregate value of $15,000,000 less the Initial Share Value (the “Second Payment”) to be paid by the date described below; plus

(d)	$17,500,000 in cash (the “Deferred Payment”) to be paid by the date that is 90 days following the Closing Date (the “Deferred Payment Deadline”).

The Second Payment must be satisfied on or before the earlier of (in any case, the “Second Payment Date”): (A) the business day on which the Company completes any debt or equity financing (in any case, the “Financing”) and (B) the Deferred Payment Deadline.

If the price at which securities are sold by the Company under the Financing (in any case, the “Financing Price”) is less than C$1.70, the Second Payment shall be satisfied by such combination of cash and Common Shares as may be determined by Waterton in its sole discretion; and (ii) if the Financing Price is C$1.70 or greater, the Second Payment shall be satisfied by such combination of cash and Purchaser Shares as may be determined by the Company in its sole discretion. Any Common Shares issued pursuant to the Second Payment shall be issued at a deemed price per Common Share equal to the United States dollar equivalent (based on the Currency Exchange Rate on the business day immediately preceding the closing date of the Financing) of the Financing Price. The aggregate value of the Initial Share Value and the Second Payment shall be $15,000,000.

The obligation of the Company to pay the Deferred Payment was secured by a Deed of Trust and related financing statement pursuant to which the Company granted to Waterton a first-priority, perfected security interest running with the mineral properties held by CR Reward.

The above description is a summary of the material terms of the Agreement and the Deed of Trust and is qualified in its entirety by the full text of the Agreement and Deed of Trust, which are filed as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 2.01 of this Current Report is hereby incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sale of Equity Securities.

The information set forth under Item 2.01 of this Current Report is hereby incorporated by reference into this Item 3.02.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements.

The Company intends to file the financial statements of CR Reward required by Item 9.01(a) as part of an amendment to this Current Report on Form 8-K no later than 71 days after the required filing date for this Current Report on Form 8-K.

(b)  Pro Forma Financial Information.

The Company intends to file the pro forma financial information required by Item 9.01(b) as an amendment to this Current Report on Form 8-K no later than 71 days after the required filing date for this Current Report on Form 8-K.

(d)  Exhibits

Exhibit No.	Name
10.1	Membership Interest Purchase Agreement dated April 21, 2022* (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K as filed with the Commission on April 27, 2022)

10.2	Deed of Trust

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K, but a copy will be furnished supplementally to the SEC upon request.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AUGUSTA GOLD CORP.

Date: June 16, 2022	By:	/s/ Tom Ladner
	Name:	Tom Ladner
	Title:	VP Legal